[ LOGO ] Glimcher Realty Trust



                              GLIMCHER REALTY TRUST
                              20 SOUTH THIRD STREET
                              COLUMBUS, OHIO 43215



                                                                  March 29, 2002


Dear Shareholder:

        You are cordially invited to attend the 2002 annual meeting of shareholders, which will be held on Friday, May 10, 2002, beginning at 11:00 a.m. at Polaris Fashion Place, 1500 Polaris Parkway, Columbus, Ohio 43240.

        Information about the meeting and the various matters on which the holders of common shares of beneficial interest will act is included in the Notice of Annual Meeting of Shareholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

        It is important that your common shares be represented at the meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.


                                            Sincerely,


                                            /s/ Herbert Glimcher
                                            ------------------------
                                            Herbert Glimcher
                                            CHAIRMAN OF THE BOARD

                              GLIMCHER REALTY TRUST


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 10, 2002

        The annual meeting of shareholders of Glimcher Realty Trust, a Maryland real estate investment trust (the "Company"), will be held at Polaris Fashion Place, 1500 Polaris Parkway, Columbus, Ohio 43240, on Friday, May 10, 2002 at 11:00 a.m., local time, for the following purposes:

        1. To elect four (4) trustees to serve until the 2005 annual meeting of shareholders and until their successors are duly elected and shall qualify.

        2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002.

        3. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

        The Board of Trustees of the Company has fixed the close of business on March 18, 2002 as the record date for determining the holders of common shares of beneficial interest entitled to receive notice of and to vote at the meeting.

        SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

        YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                         BY ORDER OF THE BOARD OF TRUSTEES



                                         /s/ George A. Schmidt
                                         --------------------------------
                                         George A. Schmidt
                                         SECRETARY

March 29, 2002
Columbus, Ohio

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[ LOGO ] Glimcher Realty Trust



                              GLIMCHER REALTY TRUST
                              20 SOUTH THIRD STREET
                              COLUMBUS, OHIO 43215

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 10, 2002

                                  INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees (the "Board of Trustees") of Glimcher Realty Trust, a Maryland real estate investment trust (the "Company"), of proxies from the holders of the Company's issued and outstanding common shares of beneficial interest, $.01 par value per share (the "Common Shares"), to be exercised at the Annual Meeting of Shareholders to be held on Friday, May 10, 2002 at Polaris Fashion Place, 1500 Polaris Parkway, Columbus, Ohio 43240 at 11:00 a.m., local time, and any adjournment(s) or postponement(s) of such meeting (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting.

        This Proxy Statement and enclosed form of proxy are first being mailed to the shareholders of the Company on or about March 29, 2002.

        At the Annual Meeting, the holders of Common Shares of the Company will be asked to consider and vote upon the following proposals (the "Proposals"):

            1. The election of four (4) trustees to serve until the 2005 annual meeting of shareholders and until their successors are duly elected and shall qualify;

            2. The ratification of the appointment of PricewaterhouseCoopers LLP ("PWC") as independent public accountants for the fiscal year ending December 31, 2002; and

            3.    Such other business as may properly come before the Annual
                  Meeting.

        Only the holders of record of the Common Shares at the close of business on March 18, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Each Common Share is entitled to one (1) vote on all matters. As of the Record Date, 30,331,012 Common Shares were issued and outstanding.

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        A majority of the Common Shares outstanding must be represented at the
Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting.

        In order to be elected as a trustee, a nominee must receive a plurality of all the votes cast at the Annual Meeting (Proposal 1). The affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting is required to ratify the appointment of PWC as the Company's independent public accountants (Proposal 2). For purposes of calculating votes cast with respect to each Proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote on any Proposal.

        The Common Shares represented by all properly executed proxies returned to the Company will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of all Proposals. As to any other business which may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named therein in accordance with their discretion. The Company does not presently intend to bring any other business before the Annual Meeting, and no shareholder nominations for election to the Board of Trustees and no shareholder proposals of business to be considered by shareholders at the Annual Meeting were included in this Proxy Statement because no such nominations or proposals were received by the Company before November 30, 2001. No nominations for election to the Board of Trustees and no shareholder proposals of business to be considered at the Annual Meeting may come before the Annual Meeting because the Company did not receive any such nominations or proposals before March 12, 2002. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Company a duly signed revocation or a proxy bearing a later date or (b) by voting in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke a proxy. If a shareholder is a participant in the Company's Distribution Reinvestment and Share Purchase Plan, the accompanying Proxy Card should include the number of Common Shares registered in the participant's name under the plan.

        NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.


                                   PROPOSAL 1

                              ELECTION OF TRUSTEES

        The Company's Board of Trustees currently consists of eleven (11) members. The trustees currently are divided into three (3) classes, consisting of four (4) members whose terms will expire at the Annual Meeting of Shareholders (the "Class II Trustees"), three (3) members whose terms will expire at the 2003 annual meeting of shareholders (the "Class III Trustees") and four (4) members whose terms will expire at the 2004 annual meeting of shareholders (the "Class I Trustees").

        Pursuant to the Company's Declaration of Trust, at each annual meeting the successors to the class of trustees whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Accordingly, at the Annual Meeting, all of the Class II Trustees will be elected to hold office for a term

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of three (3) years until the annual meeting of shareholders to be held in 2005 and until their respective successors are duly elected and shall qualify.

        EXCEPT WHERE OTHERWISE INSTRUCTED, PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR THE ELECTION OF EACH OF THE BOARD OF TRUSTEES' NOMINEES LISTED BELOW. Each such nominee has consented to be named in this Proxy Statement and to continue to serve as a trustee if elected.

        The information below relating to the nominees for election as trustees and for each of the other trustees whose terms of office continue after the annual meeting has been furnished to the Company by the respective individuals.

        Other than David J. Glimcher and Michael P. Glimcher, who are brothers, and Herbert Glimcher, the father of David J. Glimcher and Michael P. Glimcher, none of the trustees or executive officers of the Company are related to each other.

NOMINEES FOR ELECTION AS CLASS II TRUSTEES

        MICHAEL P. GLIMCHER, 34, has been a trustee of the Company since June, 1997 and was appointed President of the Company in December, 1999. Prior thereto, he was Executive Vice President of the Company since March, 1999, Senior Vice President of Leasing and Development of the Company since May, 1998 and Senior Vice President of Leasing since September, 1996. He was Vice President of Leasing since April, 1995 and Director of Leasing Administration since the Company's inception in 1993. Mr. Glimcher served as the Director of Leasing Administration of The Glimcher Company ("TGC") from the time he joined that company in 1991. Mr. Glimcher is a vice president of the board of directors of the Hillel Foundation and is a member of the Board of Governors of the Bexley Education Foundation. He is a director of Big Brothers/Big Sisters and the Young Leadership Division of the Columbus Jewish Federation. He is on the steering committee of the Columbus Speech and Hearing Center, the Young Leadership Group for United Way and a member of the United Jewish Communities Young Leadership Cabinet. He is a member of the Columbus Metropolitan Club, the International Council of Shopping Centers ("ICSC") and the National Association of Real Estate Investment Trusts ("NAREIT"). Mr. Glimcher is a member of the Management Committee of the Board of Trustees.

        WAYNE S. DORAN, 66, has been a trustee of the Company since October, 1999. He retired in the Fall of 2000 as a vice president of Ford Motor Company and chairman of the board of Ford Motor Land Services Corporation ("Ford Land"), a wholly owned real estate subsidiary of Ford Motor Company. Mr. Doran joined Ford Motor Company in 1969 and became chief executive of Ford Land when it was formed in 1970. Before joining Ford Motor Company, Mr. Doran served as vice president and general manager of the land development division of Del E. Webb Corporation, Chicago, from 1963 to 1969. He is a trustee of the Urban Land Institute, chairman of the executive committee of Metropolitan Realty Corporation, chairman of the Detroit Metropolitan Wayne County Airport Commission and a trustee of the National Realty Committee. He is a director of the Arizona State University Foundation and the Arizona State University Research Park, The Drachman Institute and the PGA TOUR Golf Course Properties. He is a member of the board of governors of Berry College, Rome, Georgia, and sits on the executive board of the Detroit Area Council of the Boy Scouts of America. He also is a director of Henry Ford Health System. Mr. Doran is a member of the Executive Compensation Committee of the Board of Trustees.

        ALAN R. WEILER, 68, has been a trustee of the Company since January, 1994. Mr. Weiler has been the president of Archer-Meek-Weiler Agency, Inc., an insurance agency ("Archer-Meek-Weiler"), since

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1970 and is currently Chairman of the Board of Archer-Meek-Weiler. He is a
director of Cincinnati Financial Corporation, an insurance holding company, and Commerce National Bank of Columbus. Mr. Weiler is active in several charitable and cultural organizations. Mr. Weiler is a member of the Executive Committee and the Executive Compensation Committee of the Board of Trustees.

        GEORGE A. SCHMIDT, 54, has been a trustee of the Company since May, 1999 and has served as Senior Vice President of the Company since September, 1996 and General Counsel and Secretary of the Company since May, 1996. On March 9, 1999, he was promoted to Executive Vice President of the Company. Mr. Schmidt has over twenty-five (25) years of experience in the practice of commercial real estate law, including six (6) years as Assistant General Counsel of DeBartolo Realty Corporation, a NYSE listed real estate investment trust, prior to joining the Company in May of 1996. Mr. Schmidt has a B.A. degree from Cornell University, an M.B.A. degree from Ohio University and a J.D. degree from Case Western Reserve University. Mr. Schmidt is a member of the Ohio, Texas, Columbus, Ohio and American Bar Associations and is a member of ICSC and NAREIT. Mr. Schmidt has been a guest lecturer on shopping center leasing, legal and development issues for the American Bar Association and ICSC. Mr. Schmidt is a member of the Management Committee of the Board of Trustees.

--------------------------------------------------------------------------------
THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF MICHAEL P. GLIMCHER, WAYNE S. DORAN, ALAN R. WEILER AND GEORGE A. SCHMIDT TO SERVE UNTIL THE 2005 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND SHALL QUALIFY.
--------------------------------------------------------------------------------


OTHER TRUSTEES WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

        Information concerning the other trustees whose terms do not expire at the Annual Meeting is set forth below.

        DAVID J. GLIMCHER, 49, has been a trustee of the Company since September, 1993. He served as President and Chief Executive Officer of the Company from September, 1993 to May, 1997 and as President and Chief Operating Officer of the Company from May, 1997 to March, 1998. In March, 1998, Mr. Glimcher resigned as an officer of the Company. He is currently the President and Chief Executive Officer of The David J. Glimcher Company and President and Chief Executive Officer of Petroleum Realty Investment Partners, a joint venture with Lehman Brothers Bank. Mr. Glimcher served as President and Chief Executive Officer of TGC from 1987 to 1998. From 1984 until 1987, he was Vice President of TGC with responsibilities for operations, leasing, acquisitions and development. Mr. Glimcher is a member of ICSC and NAREIT and is active in several charitable and cultural organizations. Mr. Glimcher is a Class III Trustee and a member of the Executive Committee of the Board.

        HERBERT GLIMCHER, 73, has been a trustee and Chairman of the Company since its inception in September, 1993 and has served as Chief Executive Officer of the Company since May, 1997. He served as President of the Company from March, 1998 until the appointment of Michael P. Glimcher as President in December, 1999. He served as Chairman of the Board of TGC since its inception in 1959. Mr. Glimcher is a nationally recognized innovator in the field of shopping center development, having been instrumental in the management, acquisition and development of over one hundred (100) shopping centers during his approximately forty (40) year career in real estate. Mr. Glimcher is a member of the Board of Trustees of Mt. Carmel Health System, Inc., a member of the Board of Directors of The Ohio State University Foundation and a member of the Board of Trustees of the Columbus Jewish Foundation.

Mr. Glimcher is a member of ICSC and NAREIT. Mr. Glimcher is a Class III Trustee and a member of the Management Committee and Executive Compensation Committee of the Board of Trustees.

        PHILIP G. BARACH, 72, has been a trustee of the Company since January, 1994. Although Mr. Barach has been a private investor for the past five (5) years, he was Chairman of the Board of U.S. Shoe Corporation, a national retailer, from 1990 until 1993. Prior thereto, he was the Chairman of the Board, President and Chief Executive Officer of U.S. Shoe Corporation from 1966 until 1990. He is a director of two (2) other public companies, R.G. Barry Corporation and Bernard Chaus, Inc. Mr. Barach also is a consultant to three (3) privately-held companies, Rack Room Shoes (a footwear retailer), AmAsia International Ltd. (a footwear distributor) and PC On Call (an on-site computer repair business). Mr. Barach is a member of the Audit Committee, Chairman of the Executive Committee and Chairman of the Executive Compensation Committee of the Board of Trustees. Mr. Barach is a Class I Trustee.

        OLIVER W. BIRCKHEAD, 79, has been a trustee of the Company since January, 1994. Mr. Birckhead has been a private investor since 1988. Prior thereto, he was the President and Chief Executive Officer of The Central Bancorporation, a registered bank holding company, from 1969 until his retirement in 1989. Mr. Birckhead is active in several charitable and cultural organizations. Mr. Birckhead is Chairman of the Audit Committee, a member of the Executive Compensation Committee and the Executive Committee of the Board of Trustees. Mr. Birckhead is a Class I Trustee.

        WILLIAM G. CORNELY, 52, has been a trustee of the Company since October 20, 1999 and is currently Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of the Company. He served as Senior Executive Vice President from March 9, 1998 through October 20, 1999, and has served as Chief Operating Officer since March 9, 1998. From April 15, 1997 until his promotion to Senior Executive Vice President on March 9, 1998, he was a Senior Vice President. He has served as Chief Financial Officer of the Company since April 15, 1997 and was appointed Treasurer of the Company in May, 1997. Mr. Cornely was associated with the international accounting firm of Coopers & Lybrand L.L.P. (a predecessor to PricewaterhouseCoopers LLP) from 1977 to 1997 and was a partner of such firm from 1986 until he joined the Company in 1997. Mr. Cornely is a member of ICSC and NAREIT and is active in several charitable organizations. Mr. Cornely is a member of the Management Committee of the Board of Trustees. Mr. Cornely is a Class I Trustee.

        HARVEY A. WEINBERG, 64, has been a trustee of the Company since July, 1997. For the past five (5) years, Mr. Weinberg has been a private investor and a limited partner in the Heritage Capital Group, a financial investment management and advisory business. Mr. Weinberg has over thirty-five (35) years of experience as a retailer and manufacturer in the apparel industry, twenty-five (25) years of which were spent at Hartmarx Corporation in various executive positions, the last five (5) of which he served as Chairman and Chief Executive Officer. He serves on the boards of directors of Syms Corporation, a publicly traded NYSE company which is a retailer of men's, women's and children's apparel, and R.G. Barry Corporation, also a public company and the world's largest manufacturer and marketer of comfort footwear. He serves on the advisory boards of In Motion Pictures, Argent Trading Company and Market Threads. He serves on the advisory board of the J.L. Kellogg Graduate School of Management at Northwestern University and is an Academic Director in Kellogg's Executive Development Program. He is a visiting Executive Professor at the University of North Florida School of Business and serves on the school's Business Advisory Council. He also serves as a director of the National Retail Federation's Foundation Board. He served on the Dean's Board for the School of Letters and Science at the University of Wisconsin from 1993 to 1996. Mr. Weinberg is a member of the Executive Compensation Committee, the Executive Committee and the Audit Committee of the Board of Trustees. Mr. Weinberg is a Class III Trustee.

        JANICE PAGE, 53, has been a trustee of the Company since September, 2001. During the past five (5) years, Ms. Page has been a private investor. Ms. Page has over twenty-five (25) years of experience as a retailer in the apparel industry, fifteen (15) years of which were spent at Sears, Roebuck and Company, the last five (5) of which she served as Senior Group Vice President until her retirement in 1997. Ms. Page holds a Bachelor of Arts degree from Pennsylvania State University. Ms. Page is a Class I Trustee.

BOARD OF TRUSTEES' MEETINGS

        During the Company's fiscal year ended December 31, 2001, the Board of Trustees held four (4) regular quarterly meetings and two (2) special meetings. All of the trustees attended at least seventy-five percent (75%) of the aggregate of (i) all of the Board of Trustees meetings and (ii) with respect to each trustee, all of the meetings of the Committee(s) on which such trustee serves.

BOARD COMMITTEES

        The Board of Trustees has an Audit Committee, an Executive Committee, an Executive Compensation Committee and a Management Committee. During 1999, the Board of Trustees changed the name of the Executive Committee, consisting of certain senior executives of the Company, to the Management Committee and appointed a new Executive Committee consisting of outside trustees. The Board of Trustees does not have a nominating committee or a committee performing the functions of a nominating committee. The Board of Trustees performs the functions of a nominating committee.

        The Audit Committee is composed of Messrs. Oliver W. Birckhead, Philip
G. Barach and Harvey A. Weinberg. The function of the Audit Committee is to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees, review the adequacy of the Company's internal accounting controls and review and approve any related-party transactions. No member of the Audit Committee is an employee of the Company. The Audit Committee met three (3) times during the fiscal year ended December 31, 2001. The Audit Committee acts pursuant to the Audit Committee Charter that was adopted by the Board of Trustees on June 14, 2000. The Audit Committee charter is attached hereto as EXHIBIT A. The Audit Committee charter sets out the responsibilities, authority and specific duties of the Audit Committee. The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent public accountants, the internal audit department and management of the Company. Each of the members of the Audit Committee qualifies as an "independent" director under the current listing standards of the New York Stock Exchange.

        The Executive Committee is composed of Messrs. Philip G. Barach, Oliver
W. Birckhead, Harvey A. Weinberg, Alan R. Weiler and David J. Glimcher. The function of the Executive Committee is to act as consultant to the senior executives of the Company on various business related issues and to oversee and supervise the Management Committee of the Board of Trustees. The Executive Committee did not meet during the fiscal year ended December 31, 2001.

        The Executive Compensation Committee is composed of Messrs. Philip G. Barach, Alan R. Weiler, Herbert Glimcher, Oliver W. Birckhead, Harvey A. Weinberg and Wayne S. Doran. The function of the Executive Compensation Committee is to determine compensation for the Company's executive officers. In addition, the members of the Executive Compensation Committee are authorized to administer the Company's 1993 Employee Share Option Plan (the "Employee Plan"), and the 1993 Trustee Share Option Plan (the "Trustee Plan" and, together with the Employee Plan, the "1993 Option Plans"). In 1997, the Executive Compensation Committee approved the 1997 Incentive Plan (the "1997 Plan" and, together with the 1993 Option Plans, the "Option Plans"). The Executive Compensation Committee met two (2) times during the fiscal year ended December 31, 2001.

        The Management Committee is composed of Messrs. Herbert Glimcher, Michael P. Glimcher, George A. Schmidt and William G. Cornely. The function of the Management Committee is to approve the acquisition, financing and disposition of investments for the Company and to execute certain contracts and agreements, including those related to the borrowing of money by the Company, and generally exercise all other powers of the Board of Trustees except for those which require action by all trustees or the independent trustees under the Declaration of Trust or the By-laws of the Company or under applicable law. The Management Committee met weekly during the fiscal year ended December 31, 2001.

TRUSTEES' COMPENSATION

        Each non-employee trustee of the Company receives an annual fee of $20,000, plus a fee of $1,000 for each meeting attended, except that, from January 1, 1998 until December 31, 1999, David J. Glimcher did not receive any trustees' fees. Each non-employee trustee is eligible to receive grants of options to purchase Common Shares under the Trustee Plan and the 1997 Plan and it is the Company's current intention to make annual grants of options to purchase 3,000 Common Shares and other awards under such plans to each such non-employee trustee. Employees of the Company who are also trustees are not paid any trustees' fees. In addition, the Company reimburses the trustees for travel expenses incurred in connection with their activities on behalf of the Company.

        On March 5, 2002, Messrs. Philip G. Barach, Oliver W. Birckhead, Wayne
S. Doran, David J. Glimcher, Alan R. Weiler, Harvey A. Weinberg and Janice Page were each granted, under the 1997 Plan, options to purchase 3,000 Common Shares at an exercise price of $17.61 per share. The options granted to them vested and were exercisable immediately upon the grant thereof.



                                   PROPOSAL 2

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        The Board of Trustees, on the recommendation of the Audit Committee, has appointed PWC, which accounting firm was engaged as independent public accountants for the fiscal year ended December 31, 2001, to audit the financial statements of the Company for the fiscal year ending December 31, 2002. A proposal to ratify this appointment is being presented to the holders of common shares of beneficial interest at the Annual Meeting. A representative of PWC is expected to be present at the meeting and available to respond to appropriate questions and, although that firm has indicated that no statement will be made, an opportunity for a statement will be provided.

        During the fiscal year ended December 31, 2001, PWC provided various audit services and non-audit services to the Company. Set forth below are the aggregate fees billed for these services:

            (a) Audit Fees: Aggregate fees billed by PWC for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the fiscal year ended December 31, 2001: $142,000;

            (b)   Financial Information Systems Design and Implementation Fees:
                  The aggregate fees billed by PWC for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001: $0;

            (c) All Other Fees: The aggregate fees billed by PWC for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the fiscal year ended December 31, 2001: $278,000. The aggregate fees included in this category relate to tax compliance, tax consulting and other audit and accounting services.

        The Audit Committee has determined that the provision of services covered in (b) and (c) above are compatible with maintaining the independence of PWC.
--------------------------------------------------------------------------------
THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSED RATIFICATION OF APPOINTMENT OF PWC AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.
--------------------------------------------------------------------------------



                               EXECUTIVE OFFICERS

        The following information is provided with respect to the executive officers of the Company. Executive officers are chosen by and serve at the discretion of the Board of Trustees. Thomas J. Drought, Jr. was appointed Senior Vice President, Leasing, effective January 1, 2002.

        HERBERT GLIMCHER, Chairman and Chief Executive Officer. Biographical information regarding Mr. Herbert Glimcher is set forth under "Proposal 1 - Other Trustees whose Terms of Office Continue after the Annual Meeting."

        MICHAEL P. GLIMCHER, President. Biographical information regarding Mr. Michael P. Glimcher is set forth under "Proposal 1 - Nominees for Election as Class II Trustees."

        WILLIAM G. CORNELY, Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer. Biographical information regarding Mr. Cornely is set forth under "Proposal 1 - Other Trustees whose Terms of Office Continue after the Annual Meeting."

        GEORGE A. SCHMIDT, Executive Vice President, General Counsel and Secretary. Biographical information regarding Mr. Schmidt is set forth under "Proposal I - Nominees for Election as Class II Trustees."

        WILLIAM R. HUSTED, 64, Senior Vice President, Construction Services, was a trustee of the Company from May, 1996 until May, 1999, and has been the Senior Vice President, Construction Services of the Company since September, 1996. Prior thereto, he served as Vice President of Development Services of the Company since January, 1996 and as Vice President of Construction of the

Company from September, 1993 until January, 1996. From 1985 to 1988, Mr. Husted served as Director of Construction of the Company's predecessor, TGC.

        SCOTT T. MCCARTHY, 54, has been Senior Vice President, Development of the Company since November, 2000. Mr. McCarthy is a 20-year veteran of the retail real estate industry. Prior to joining the Company, Mr. McCarthy served as Vice President of Development for Taubman Centers, where he was directly responsible for the development of the company's first value-oriented regional center and all potential value-oriented regional mall opportunities. While at Taubman, he was also responsible for the development of The Mall at Tuttle Crossing and Columbus City Center, both in Columbus, Ohio, as well as the expansion of other shopping malls. Prior to joining Taubman in 1982, he was a retail-leasing specialist with a development and brokerage company. As Senior Vice President, Development, he is responsible for directing the development of current and future properties as well as identifying redevelopment opportunities within the existing portfolio. Mr. McCarthy received his Bachelor of Science degree from Wayne State University and is a member of ICSC and Urban Land Institute.

        JOHN P. HOELLER, 62, has been Senior Vice President, Director of Property Management of the Company since December, 1997. Mr. Hoeller has over twenty (20) years of experience in operating retail stores and shopping malls. From 1993 until 1997, he was Vice President, Regional Director of Properties for Wellspark Group and from 1991 until 1993 he was Senior Vice President and Director of Stores for Barneys New York. He spent five (5) years as Senior Vice President and General Manager at the Saks Fifth Avenue New York City flagship store and was Vice President and Regional Director of the Detroit metropolitan area stores for J.L. Hudson Company for eight (8) years. He was also Executive Vice President of The Taubman Company for three (3) years. Mr. Hoeller is responsible for the day-to-day marketing and operations of all of the Company's properties.

        THOMAS J. DROUGHT, JR., 40, was promoted to the office of Senior Vice President, Leasing in January, 2002. For the past five (5) years, Mr. Drought has served in various leasing positions with the Company, including Regional Leasing Director and Vice President of Leasing. Prior to joining the Company, Mr. Drought spent nine (9) years with Landau & Heyman Ltd. and has more than sixteen (16) years of extensive real estate leasing experience. Mr. Drought is responsible for directing and overseeing leasing of the Company's entire portfolio of properties.

                             EXECUTIVE COMPENSATION

        The following table sets forth certain information with respect to the cash and other compensation paid or accrued by the Company for services rendered by Herbert Glimcher, the Company's current Chief Executive Officer, and the Company's four (4) other most highly compensated current executive officers whose salary and bonus exceeded $100,000 (collectively, the "Named Executives"), during the fiscal years ended December 31, 2001, 2000 and 1999. The Company did not grant any restricted share awards or share appreciation rights or make any other long-term incentive plan grants or awards during the years indicated.


                                                   SUMMARY COMPENSATION TABLE
                                                                                           LONG-TERM
                                                                                         COMPENSATION
                                                                                        --------------
                                                                                         COMMON SHARES
                                                     ANNUAL COMPENSATION (1)
UNDERLYING                                -----------------------------------------
NAME & PRINCIPAL POSITION                  YEAR             SALARY             BONUS        OPTIONS
-------------------------                  ----             ------             -----    --------------
Herbert Glimcher,                          2001            $500,000         $      0         75,000
Chairman of the Board .                    2000            $500,000         $144,375         75,000
and Chief Executive Officer                1999            $499,030         $195,685        270,000

P. Martin Yates, (2)                       2001            $360,000         $ 75,000         20,000
Senior Vice President, Leasing             2000            $360,000         $ 31,956         20,000
                                           1999                 n/a              n/a            n/a

Scott T. McCarthy, (3)                     2001            $350,000         $ 49,590         20,000
Senior Vice President,                     2000            $ 62,500         $  7,734            n/a
Development                                1999                 n/a              n/a            n/a

Michael P. Glimcher,                       2001            $345,835         $      0         50,000
President                                  2000            $325,008         $ 80,438         50,000
                                           1999            $236,667         $ 65,052        120,000

William G. Cornely,                        2001            $300,000         $      0         50,000
Executive Vice President,                  2000            $254,174         $ 62,908         50,000
Chief Operating Officer, Chief             1999            $248,506         $ 85,328        120,000
Financial Officer and Treasurer
------------------------

(1) The total value of all perquisites and other personal benefits received by each officer was less than the lesser of $50,000 or ten percent (10%) of the total salary of and bonus paid or accrued by the Company for services rendered by such officer during the fiscal year.

(2)   Mr. Yates was not employed by the Company in 1999.

(3) The bonus paid to Mr. McCarthy for the fiscal year ended December 31, 2001 consisted entirely of reimbursed relocation expenses. Mr. McCarthy was not employed by the Company in 1999.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information concerning options to purchase Common Shares granted during the fiscal year ended December 31, 2001 to the Named Executives. The Company did not grant any share appreciation rights during 2001.


NAME                         NUMBER OF         PERCENT OF TOTAL        EXERCISE OR     EXPIRATION      GRANT DATE
----                         SECURITIES         OPTIONS GRANTED        BASE PRICE         DATE        PRESENT VALUE
                             UNDERLYING         TO EMPLOYEES IN          ($/SH)           ----           ($) (1)
                             OPTIONS              FISCAL YEAR            -------                         --------
                             GRANTED(#)           -----------
                             ---------
Herbert Glimcher               75,000                14.7%               $14.75         03/07/11           $9,030

Michael P. Glimcher            50,000                 9.8%               $14.75         03/07/11           $6,020

William G. Cornely             50,000                 9.8%               $14.75         03/07/11           $6,020

P. Martin Yates                20,000                 3.9%               $14.75         (2)                $2,408

Scott T. McCarthy              20,000                 3.9%               $14.75         03/07/11           $2,408

------------------------------

(1) Based upon the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, that the Named Executive receives will depend on the excess of the stock price at the time of exercise over the exercise or base price on the date the option is exercised. There is no assurance that the value realized by the Named Executive will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based on arbitrary assumptions such as interest rates, stock price volatility and future dividends yields.
(2) Mr. Yates resigned from the office of Senior Vice President, Leasing effective as of December 31, 2001. Subject to that certain Consulting Agreement by and between the Company and Mr. Yates effective as of January 1, 2002, Mr. Yates was allowed to retain the stock options granted to him in 2000 and 2001, which, to the extent not already exercised, are each exercisable cumulatively one-third (1/3) per year beginning on the first anniversary of the date of grant until such Consulting Agreement terminates on March 31, 2003, subject to the earlier termination provisions contained therein.



                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

         During the fiscal year ended December 31, 2001, two (2) of the Named Executives exercised options granted to them. As of December 31, 2001, options granted to the Named Executives were both in and out of the money. The following table sets forth certain information with respect to options exercised during 2001 and any unexercised options held as of the end of such fiscal year by the Named Executives.


                                                                      NUMBER OF SECURITIES                  VALUE OF
                                                                  UNDERLYING UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                            SHARES ACQUIRED            VALUE          HELD AT DECEMBER 31, 2001      HELD AT DECEMBER 31, 2001
        NAME                 ON EXERCISE (#)        REALIZED ($)      EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
        ----                 --------------         -----------       -------------------------      -------------------------
Herbert Glimcher                    0                       0               820,000/75,000                1,561,100/367,750
Michael P. Glimcher                 0                       0               231,999/50,001                  765,459/245,189
William G. Cornely             46,667                 224,069               210,000/33,334                  478,128/199,818
P. Martin Yates                 6,667                  43,669                     0/33,333                        0/135,998
Scott T. McCarthy                   0                       0                 6,666/13,334                    27,197/54,402

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In connection with its initial public offering in 1994, the Company and its affiliates acquired several properties (the "Glimcher Properties" or, singularly, a "Glimcher Property") from Herbert Glimcher, David J. Glimcher and entities, or the beneficial owners of such entities, affiliated with Herbert Glimcher and David J. Glimcher (collectively, the "Glimcher Entities"). In addition, at that time, the Company was granted options ("Purchase Options") to purchase, at the lower of cost or ninety percent (90%) of its fair market value (as determined by a third party independent appraiser selected by the independent trustees), the interest of certain of the Glimcher Entities described above, who are also executive officers and/or trustees of the Company, in such parcels. As of December 31, 2001, the Company had Purchase Options in connection with the following parcels: (i) three (3) undeveloped outparcels contiguous to four (4) of the Glimcher Properties aggregating approximately
95.43 acres, (ii) an approximately 58.7 acre parcel of undeveloped land in Delaware County, Ohio, which is not contiguous to any of the Glimcher Properties; and (iii) various other parcels of undeveloped land which are not contiguous to any of the Glimcher Properties, ranging in size from less than one
(1) acre to approximately 12.7 acres. Each Purchase Option is exercisable only if the respective parcel is developed as a retail property.

         During 1999, Glimcher Properties Limited Partnership, the Company's operating partnership ("GPLP"), exercised its option to purchase 28.695 acres located adjacent to The Mall at Fairfield Commons in Beavercreek, Ohio from an Ohio limited partnership in which Herbert Glimcher has an ownership interest (the "Glimcher Partnership"). In connection with such purchase, GPLP issued to the Glimcher Partnership a promissory note for the entire purchase price in the amount of $5,000,000 which bears interest at a rate equal to 30 day LIBOR, calculated on the first day of each month, plus 250 basis points. The maturity date of the note has been extended to January, 2003.

         On October 16, 1996, the Company formed Glimcher Development Corporation, an unconsolidated non-qualified real estate investment trust ("REIT") subsidiary ("GDC"). Effective January 1, 2001, all of the voting stock of GDC, which was held by Herbert Glimcher and Michael Glimcher, was transferred without consideration to GPLP, resulting in the conversion of GDC to a taxable REIT subsidiary. GDC employs personnel in the construction, development, leasing and legal departments. GDC provides services for a fee, to the Company, to joint ventures in which the Company has an ownership interest and to third parties.

         Additionally, the Company paid Triad CM ("Triad"), fifty percent (50%) of which is owned by TGC, which is wholly owned by Herbert Glimcher, $630,000 in 2001 in connection with subcontracting work at the Company's properties. The joint ventures controlled by the Company or of which the Company is a joint venturer paid Triad approximately $4,200,000 in 2001.

         Certain of the transferors of the Glimcher Properties (i.e. Herbert Glimcher, all of Herbert Glimcher's children, including David J. Glimcher and Michael P. Glimcher, and a brother of Herbert Glimcher), who are also executive officers of the Company and/or immediate family members of such executive officers, previously owned passive investments in certain tenants at some of the Company's properties. By 2001, such interests had been sold.

         In 2001, GPLP and GDC reimbursed TGC and Corporate Flight, Inc. ("CFI"), each of which is wholly-owned by Herbert Glimcher, approximately $4,950 and $323,500, respectively, for the use, in connection with matters related to the Company's business, of a coach owned by TGC and an airplane owned by CFI. Joint ventures controlled by the Company or of which the Company is a joint venturer reimbursed the same two (2) companies approximately $8,313 and $85,425, respectively, for the use of such coach and airplane in connection with matters related to the Company's business.

         With respect to the development of Polaris Fashion Place in Columbus, Ohio, pursuant to the requirements of the Construction Loan Agreement dated October 13, 2000 with The Huntington National Bank, Key Bank National Association, National City Bank and The Provident Bank (collectively, the "Bank Group"), Herbert Glimcher provided the Bank Group with a $4 million letter of credit (the "Letter of Credit") to guarantee (i) against any "not-in-balance" condition of the subject loan; (ii) against any Event of Default as defined in the Note; or (iii) timely completion of certain public roadway improvements at the site, acceptable to the appropriate governmental agency for public use. On December 12, 2001, the Audit Committee of the Board of Trustees approved payment to Herbert Glimcher of $40,000 as consideration for providing the Letter of Credit to the Bank Group. Such consideration was regarded as the equivalent of the amount a bank would charge to issue such letter of credit.

         Alan R. Weiler, a trustee serving a three-year term which expires in 2002, is the Chairman and Chief Executive Officer of Archer-Meek-Weiler, which has received fees from the Company in connection with the placement of certain insurance policies for the Company. The aggregate fees received by Archer-Meek-Weiler for providing such services during fiscal year 2001 were approximately $186,000.

         The Company and GPLP have entered into Severance Benefit Agreements (the "Severance Agreements") with Messrs. Herbert Glimcher, George A. Schmidt, William G. Cornely, Michael P. Glimcher and Scott T. McCarthy, each an executive officer of the Company (each, an "Executive"). If an Executive is an employee of the Company or GPLP immediately prior to a "Change in Control of GRT" (as defined in the Severance Agreements), the Executive will be entitled to receive a lump sum severance payment equal to three (3) times the Executive's annual compensation during the calendar year preceding the calendar year in which the Change in Control of GRT occurs, such annual compensation to include (i) all base salary and bonuses paid or payable to the Executive, (ii) all grants of restricted Common Shares of the Company and (iii) the fair market value of any other property or rights given or awarded to the Executive by the Company. In addition, any restricted Common Shares, or options to purchase Common Shares, granted to the Executive shall vest on the day immediately prior to the date of a Change in Control of GRT. For a period of eighteen (18) months following a Change in Control of GRT, the Company will maintain in full force and effect all life, accident, medical and dental insurance benefit plans and programs or arrangements in which the Executive was entitled to participate immediately prior to the date of the Change in Control of GRT, subject to certain conditions and limitations as set forth in the Severance Agreements.

         Additionally, an Executive who receives any compensation or recognizes any income which constitutes an "excess parachute payment" within the meaning of
Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), or for which a tax is otherwise payable under Section 4999 of the Code, is entitled to receive from the Company an additional amount (the "Additional Amount") equal to the sum of (i) all taxes payable by the Executive under
Section 4999 of the Code with respect to such excess parachute payments, including the Additional Amount, plus (ii) all income taxes payable by the Executive with respect to the Additional Amount.

         On December 3, 1999, the Company entered into an Employment Agreement with P. Martin Yates as Senior Vice President, Leasing (the "Yates Employment Agreement"), for a term of two (2) years commencing January 1, 2000, subject to termination for cause or death or total disability. On February 1, 2000, the Company entered into a Severance Benefits Agreement with Mr. Yates (the "Yates Severance Agreement"), subject to termination for cause or death or total disability. Mr. Yates resigned as Senior Vice President, Leasing effective as of December 31, 2001. As a result, and as of the effective date of Mr. Yates' resignation, both the Yates Employment Agreement and the Yates Severance Agreement were terminated. Effective as of January 1, 2002 (the "Effective Date"), the Company entered into a Consulting Agreement with Mr. Yates (the "Yates Consulting Agreement"), which began on the Effective Date and expires on March 31, 2003, subject to the termination provisions contained therein. The Yates Consulting Agreement provides for a base salary of $150,000 per annum and certain other benefits. The Yates Consulting Agreement specifically states that Mr. Yates will not be eligible for any bonuses.

         On October 1, 2000, the Company entered into an Employment Agreement (the "McCarthy Agreement") with Scott T. McCarthy as Senior Vice President, Development, with a term of three (3) years commencing October 1, 2000, subject to termination for cause or death or total disability. Mr. McCarthy's base salary under the McCarthy Agreement is $250,000 per annum with additional payments of $25,000 beginning December 31, 2000 and continuing at the end of every succeeding three-month period. Also, upon providing the Company with written verification of long-term bonus arrangements with his previous employer, Mr. McCarthy will be paid $171,876 at the expiration of the initial term of the McCarthy Agreement, or upon termination of his employment without cause by the Company, whichever occurs first. The Company has also entered into a Severance Agreement with Mr. McCarthy as described above.

         On December 1, 2000, the Company entered into an Employment Agreement (the "Cornely Agreement") with William G. Cornely as Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer, with a term of three (3) years commencing November 30, 2000, with termination allowable by either party by giving notice to the other party (on or before August 31 of each year of the Cornely Agreement) that such employment shall cease on December 1 of the year in which the notice is given. Mr. Cornely's base salary under the Cornely Agreement is $300,000 per annum, with bonuses to be determined according to the Company's Management Bonus Program. The Company has also entered into a Severance Agreement with Mr. Cornely as described above.

         On March 9, 1998, David J. Glimcher resigned as an officer of the Company, at which time Mr. Glimcher's Severance Agreement terminated and he and the Company entered into a new Severance Benefits Agreement pursuant to which the Company agreed to pay Mr. Glimcher a severance payment equal to his annual compensation (consisting of all base salary and bonuses) for fiscal 1997, as well as the bonus due him in 1998 for services rendered to the Company in 1997. Additionally, the Company paid Mr. Glimcher's medical insurance premiums under the Company's employee medical plan for twenty-four (24) months commencing March 9, 1998. The Company also agreed to match all payments made by Mr. Glimcher to the Company's Retirement Savings Plan during 1997 and any payments made by Mr. Glimcher to such Plan in 1998 resulting from any bonus earned in 1997 and paid in 1998.

         The foregoing transactions were approved by the Audit Committee or the Executive Compensation Committee of the Board of Trustees, as appropriate.



ADDITIONAL INFORMATION WITH RESPECT TO EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         On February 14, 1994, the Board of Trustees established an Executive Compensation Committee, the function of which is to determine compensation for the executive officers of the Company. The Executive Compensation Committee consists of Messrs. Philip G. Barach, Oliver W. Birckhead, Herbert Glimcher, Alan R. Weiler, Harvey A. Weinberg and Wayne S. Doran. In addition, the members of the Executive Compensation Committee administer the 1993 Option Plans and Messrs. Philip G. Barach and Harvey A. Weinberg administer the 1997 Plan. The administrators determine the number of options and other awards granted to the trustees and employees of the Company under the Option Plans. Other than Herbert Glimcher, who is the Chairman and Chief Executive Officer of the Company, none of the members of the Executive Compensation Committee are employees of the Company.



                       EXECUTIVE COMPENSATION COMMITTEE'S
                        REPORT ON EXECUTIVE COMPENSATION

         It is the responsibility of the Executive Compensation Committee to review compensation plans, programs and policies as they relate to executive officers, to determine the compensation of the Company's executive officers and to monitor the performance of the Company's executive officers.

         The Executive Compensation Committee's annual review includes an evaluation of the Company's corporate performance, growth, share appreciation and total return to shareholders. Consideration is also given to the officer's overall responsibilities, professional qualifications, business experience, job performance, technical expertise and such individual's resultant combined value to the Company's long-term performance and growth. It is the goal of the Executive Compensation Committee to provide compensation that is fair and equitable to both the employee and the Company.

         The key elements of the Company's executive compensation package are base salary, annual bonus and stock options. The policies with respect to each of these elements, as well as the compensation paid to the executive officers of the Company for the fiscal year ended December 31, 2001, are discussed below.

BASE SALARIES

         In determining the amount of base salary paid by the Company to each of its executive officers in the fiscal year ended December 31, 2001, the Executive Compensation Committee evaluated the responsibilities of the position held and the experience of the individual with reference to the competitive marketplace for executive officers at certain other similar companies. In determining the base salary of Herbert Glimcher, the Company's Chief Executive Officer, for the fiscal year 2001, the Executive Compensation Committee took into account his experience and performance, as well as the Company's performance.

ANNUAL BONUS

         The Executive Compensation Committee approves and grants to the Company's executive officers bonuses based on their performance, annual base compensation and management level. In determining bonus amounts, the Executive Compensation Committee reviews the performance of the Company, core portfolio trends, investment activities in the acquisition and development areas of the Company and non-financial performance measures such as the executive officer's performance, effort and role in promoting the long-term strategic growth of the Company, as well as other matters deemed appropriate by the Executive Compensation Committee. For the fiscal year ended December 31, 2001, no bonuses were granted to the Named Executives.

STOCK OPTIONS

         It is the intention of the Executive Compensation Committee to provide incentives to and enhance the productivity of the Company's executive officers by granting stock options to such individuals. The Executive Compensation Committee considers stock options to be a successful method of linking the interests of executives with those of the shareholders. In determining annual stock option grants, the Executive Compensation Committee bases its decision on the individual's performance and potential to improve shareholder value.

         Stock options have been, and generally will continue to be, granted with an exercise price equal to the market price of the Common Shares on the date of grant and vest pursuant to schedules set by the Option Plans' administrators. The Executive Compensation Committee believes that by establishing a vesting schedule, the option holder is motivated to create shareholder value over the long-term since the full benefit of the compensation package cannot be realized unless the recipient remains an employee of the Company until his options are fully vested and unless the Common Shares appreciate in value.

OMNIBUS BUDGET RECONCILIATION ACT IMPLICATIONS FOR EXECUTIVE COMPENSATION

         It is the responsibility of the Executive Compensation Committee to address the issues raised by the change in the tax laws which made certain non-performance-based compensation to executives of public companies, including the Company, in excess of $1,000,000, non-deductible beginning in 1994. In this regard, the Committee determines whether any actions with respect to this limit should be taken by the Company. At this time, it is not anticipated that any executive officer of the Company will receive any such compensation in excess of this amount. The Executive Compensation Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future.

CONCLUSION

         The goal of the Executive Compensation Committee is to enhance the profitability of the Company, and, thus, shareholder value, by aligning closely the financial interests of the Company's key executives with those of its shareholders. Specifically, the Executive Compensation Committee seeks to enhance the Company's ability to attract and retain qualified executive officers, to motivate such executives to achieve the goals inherent in the Company's business strategy and to emphasize stock ownership by such executives and, thereby, tie long-term compensation to increases in shareholder value.

         To permit an ongoing evaluation of the link between the Company's performance and its executive compensation, the Executive Compensation Committee will review the Company's executive compensation program each year. This review will include a review of such executive's responsibilities, efforts and contributions to the Company's performance and future growth of the Company's revenues and earnings.

         In addition, while the elements of compensation described above will be considered separately, the Executive Compensation Committee will take into account the full compensation package afforded by the Company to the individual, including pension benefits, supplemental retirement benefits, severance plans, insurance and other benefits.

         Through the programs described above, a very significant portion of the Company's executive compensation is linked to individual and corporate performance.

         The foregoing report has been furnished by the Executive Compensation Committee.

March 29, 2002    Philip G. Barach     Oliver W. Birckhead    Wayne S. Doran
                  Herbert Glimcher     Alan R. Weiler         Harvey A. Weinberg


                             AUDIT COMMITTEE REPORT

        The Audit Committee has (i) reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2001 with the Company's management and the Company's independent auditors, PWC; (ii) discussed with PWC matters required to be discussed by Statement on Auditing Standards No. 61; (iii) received written disclosures and the letter from PWC regarding its independence from the Company as required by Independence Standards Board Standard No. 1 and discussed with PWC that firm's independence. Based on the review and discussions referred to in items (i) through (iii) above, the Audit Committee recommended to the Board of Trustees that the audited financial statements be included in the Company's annual report on Form 10-K for the Company's fiscal year ended December 31, 2001.

                                                          Philip G. Barach
                                                          Oliver W. Birckhead
                                                          Harvey A. Weinberg

                                                          March 29, 2002

                          SHARE PRICE PERFORMANCE GRAPH

         The following table compares the cumulative total shareholder return on the Common Shares for the period commencing January 26, 19941 through December 31, 2001 with the cumulative total return on the Standard & Poor's 500 Stock Index ("S&P 500") and the NAREIT Equity REIT Total Return Index2 ("NAREIT Index") for the period commencing January 1, 1994 through December 31, 2001. Total return values for the S&P 500, the NAREIT Index and the Common Shares were calculated based on cumulative total return assuming the investment of $100 in the S&P 500 and the NAREIT Index on January 1, 1994 and in the Common Shares on January 26, 1994 and assuming reinvestment of dividends. The shareholder return shown on the graph below is not necessarily indicative of future performance.

                          --------------- ------------ --------------
                               GRT
                              Total          NAREIT        S&P 500
                              Return                        Index
                          --------------- ------------ --------------
              12/31/1993      100.00          100.00       100.00
              12/31/1994      117.10          103.17       101.31
              12/31/1995      101.73          118.92       139.23
              12/31/1996      143.65          160.86       171.19
              12/31/1997      161.15          193.45       228.32
              12/31/1998      124.33          159.59       293.57
              12/31/1999      116.29          152.22       355.30
              12/31/2000      129.52          192.35       323.21
              12/31/2001      218.30          219.15       284.79
                          --------------- ------------ --------------







                             [ PERFORMANCE GRAPH ]






--------
1 The Company's initial public offering was January 26, 1994.
2 The NAREIT Equity REIT Total Return Index (consisting of 151 companies with a total market capitalization of $147.1 billion) is maintained by NAREIT.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the Common Shares by each trustee and the Named Executives and by all trustees and Named Executives as a group as of March 18, 2002.


                                                      AMOUNT                    PERCENT
NAME AND ADDRESS                                    BENEFICIALLY                  OF
OF BENEFICIAL OWNER (1)                            OWNED (2) (3)                CLASS (4)
-----------------------                            -------------                ---------

Herbert Glimcher (5)                                2,124,330                    6.55%

Michael P. Glimcher (6)                               526,796                    1.71%

William G. Cornely (7)                                213,500                    0.70%

George A. Schmidt (8)                                 133,536                    0.44%

Scott T. McCarthy (9)                                   6,666                    0.02%

Thomas J. Drought, Jr. (10)                            10,999                    0.04%

Philip G. Barach (11)                                  33,100                    0.11%
  Kenwood Professional Building
  9403 Kenwood Road, Suite D100
  Cincinnati, Ohio 45242

Oliver W. Birckhead (12)                               33,900                    0.11%
  PNC Bank, 201 East Fifth Street, Suite 1000
  Cincinnati, Ohio 45202


Wayne S. Doran (13)                                     9,000                    0.03%
   1 Prestwick Ct.
   Dearborn, MI  48120

David J. Glimcher (14)                                811,316                    2.61%
    David J. Glimcher Company
    88 W. Broad St.
    Columbus, Ohio 43215

Alan R. Weiler (15)                                    55,617                    0.18%
  Archer-Meek-Weiler Agency, Inc.
  150 E. Mound Street, Suite 308
  Columbus, Ohio 43215

Harvey A. Weinberg (16)                                19,850                    0.06%
  12384 Augusta Way
  Highland Park, IL  60035

                                                     AMOUNT                     PERCENT
NAME AND ADDRESS                                 BENEFICIALLY                     OF
OF BENEFICIAL OWNER (1)                          OWNED (2) (3)                  CLASS (4)
-----------------------                          -------------                  ---------

Janice Page (17)                                        3,000                    0.01%
  6547 Highcroft Drive
  Naples, Florida  34119

All trustees and executive                          3,981,610                   12.57%
officers as a group (13 persons)
-------------------

(1) Unless otherwise indicated, the address for each such individual is 20 South Third Street, Columbus, Ohio 43215.

(2) Unless otherwise indicated, the person has sole voting and investment power with respect to such Common Shares.

(3) Several of the trustees and executive officers of the Company own units of limited partnership interest in GPLP ("Units"), which Units may (at the holder's election) be redeemed at any time for cash (at a price equal to the fair market value of an equal number of Common Shares) or, at the option of the Company, for Common Shares on a one-for-one basis.

(4) Amount and Percent of Class were computed based on 30,331,012 Common Shares outstanding as of March 18, 2002 and, in each person's case, the number of Common Shares issuable upon the exercise of options and the redemption of Units held by such persons, or in the case of all trustees and executive officers as a group, the number of Common Shares issuable upon the exercise of options and the redemption of Units held by all such members of such group, but does not include the number of Common Shares issuable upon the exercise of any other outstanding options or the redemption of any other Units. Common Shares issuable upon exercise of options are included only to the extent the related options are exercisable within sixty (60) days of the date of this Proxy Statement.

(5) Includes 53,553 Common Shares held by Herbert Glimcher, individually, and 96,868 Common Shares held by the Herb and DeeDee Glimcher Charitable Trust, of which Mr. Glimcher's wife is the trustee. Also includes 958,230 Units held by Mr. Glimcher, 120,404 Units held by Mr. Glimcher's wife and 820,000 of Mr. Glimcher's 895,000 options, of which 50,000 fully vested on January 26, 1997, 50,000 fully vested on March 14, 1999, 75,000 fully vested on April 14, 2000, 200,000 fully vested on June 17, 2000, 100,000 fully vested on May 29, 2001, 270,000 fully vested on March 10, 2002, 50,000 fully vested on March 9, 2002 and 25,000 fully vested on March 7, 2002. Also includes 48,350 Common Shares which are owned by Mr. Glimcher and his wife as tenants-in-common and 26,925 Common Shares which are owned by trusts for the benefit of Mr. Glimcher's grandchildren and nephews, of which Mr. Glimcher's wife is a co-trustee. Mr. Glimcher does not exercise or share investment control over the Common Shares owned by the trusts described above.

(6) Includes 157,189 Units held by Michael P. Glimcher. Also includes 231,999 of Mr. Glimcher's 282,000 options, 7,000 of which fully vested on January 26, 1997, 10,000 fully vested on March 14, 1999, 15,000 fully vested on April 14, 2000, 30,000 fully vested on May 29, 2001, 120,000 fully vested on March 10, 2002, 33,333 fully vested on March 10, 2002 and 16,666 fully vested on March 7, 2002. Also includes 8,000 Common Shares held in trust (Robert Glimcher and Arne Glimcher, Co-Trustees), 102,683 Units held in trust (Robert Glimcher and Arne Glimcher, Co-Trustees), and 26,925 Common shares which are owned by trusts for the benefit of Mr. Glimcher's nieces, nephews and children, of which Mr. Glimcher is a co-trustee. Mr. Glimcher does not exercise investment control over the Common Shares or Units held in trusts for which he is not a trustee.

(7) Includes 23,167 Common Shares held directly by William G. Cornely and 1,000 Common Shares held by Mr. Cornely's wife. Also includes 189,333 of Mr. Cornely's 222,667 options, 20,000 of which fully vested on April 15, 2000, 50,000 fully vested on May 29, 2001, 90,000 fully vested on March 10, 2002, 12,667 fully vested on March 9, 2002 and 16,666 fully vested on March 7, 2002.

(8) Includes 35,204 Common Shares held directly by George A. Schmidt. Also includes 98,332 of Mr. Schmidt's 131,666 options, 15,000 of which fully vested on April 14, 2000, 30,000 fully vested on May 29, 1998, 20,000 fully vested on March 10, 2002, 16,666 fully vested on March 9, 2002 and 16,666 fully vested on March 7, 2002.

(9) Includes 6,666 of Mr. McCarthy's 20,000 options, which became fully vested on March 7, 2002.

(10) Includes 10,999 of Mr. Drought's 21,000 options, 3,000 of which fully vested on May 29, 2001, 1,333 fully vested on March 10, 2002, 3,333 fully vested on March 9, 2002 and 3,333 fully vested on March 7, 2002.

(11) Includes 18,000 options which are immediately exercisable. Also includes 15,100 Common Shares owned directly by Mr. Barach.

(12) Includes 8,000 options which are immediately exercisable. Also includes 19,500 shares owned by the Oliver W. Birckhead Trust F/B/O Oliver W. Birckhead, 3,000 Common Shares owned by the Oliver W. Birckhead Charitable Remainder Unit Trust, 1,600 Common Shares owned by Mr. Birckhead's wife, and 1,800 shares owned by Mr. Birckhead's wife, as Trustee.

(13)  Represents options which are immediately exercisable.

(14) Includes 599,582 Units held by David J. Glimcher and 3,582 Units held by The David J. Glimcher Company, which is wholly owned by Mr. Glimcher. Also includes 5,670 Common Shares held by David J. Glimcher individually, 1,500 Common Shares owned by The David J. Glimcher Company, 7,407 Common Shares owned by Mr. Glimcher's wife and 13,075 Common Shares owned by trusts, of which Mr. Glimcher's wife is trustee or co-trustee. Also includes 180,500 options which are fully vested and immediately exercisable. Mr. Glimcher does not exercise investment control over the Common Shares held in trusts.

(15) Includes 20,000 Common Shares held directly by Mr. Weiler, 18,000 options which are immediately exercisable and 17,617 Units owned by a limited partnership of which Mr. Weiler and his wife are the general partners.

(16) Includes 5,350 Common Shares owned by a trust for the benefit of Mr. Weinberg's wife. Also includes 14,500 options which are immediately exercisable.

(17)  Represents options which are immediately exercisable.









                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         There is no person not a trustee or Named Executive known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding Common Shares as of March 18, 2002.

                                  SECTION 16(A)
                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's trustees, executive officers and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission on Forms 3, 4 and 5. Trustees, executive officers and beneficial owners of greater than ten percent (10%) are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) Forms 3, 4 and 5 they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all of its trustees, executive officers and beneficial owners of greater than ten percent (10%) complied with all Section 16(a) filing requirements applicable to them with respect to transactions during the year ended December 31, 2001, except that Messrs. Doran, Weiler and Weinberg each failed to file on a timely basis a Form 5 reporting one (1) transaction.

                              SHAREHOLDER PROPOSALS

         Proposals of shareholders intended to be presented at the 2003 Annual Meeting of Shareholders must be received by the Company at its principal executive offices not later than November 29, 2002 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

         In addition, the By-laws of the Company provide that in order for a shareholder to nominate a candidate for election as a trustee at an annual meeting of shareholders or propose business for consideration at such meeting, notice must be given to the Secretary of the Company no more than ninety (90) days nor less than sixty (60) days prior to the first anniversary of the preceding year's annual meeting. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.


                         FINANCIAL AND OTHER INFORMATION

         The Company's Annual Report for the fiscal year ended December 31, 2001, including financial statements, is being sent concurrently to the Company's shareholders with this Proxy Statement.

                            EXPENSES OF SOLICITATION

         The cost of soliciting proxies will be borne by the Company. Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons and the Company will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by trustees, officers and regular employees of the Company, who will not be specially compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their personal representatives.


                                  OTHER MATTERS

         The Board of Trustees knows of no matters other than those described in this Proxy Statement which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their discretion.


                                           By Order of the Board Trustees



                                           /s/ George A. Schmidt
                                           -------------------------
                                           George A. Schmidt
                                           SECRETARY

March 29, 2002

                                    EXHIBIT A

                              GLIMCHER REALTY TRUST
                             AUDIT COMMITTEE CHARTER

I.       ORGANIZATION.

There shall be an Audit Committee of the Board of Trustees of Glimcher Realty Trust (the "Company") composed of three Trustees, each of whom is independent of the management and free of any relationship that, in the opinion of the Board of Trustees, would interfere with their exercise of independent judgment as a member of the Audit Committee. All members of the Audit Committee shall be financially literate, as such qualification is interpreted by the Board of Trustees in its business judgment or must become financially literate within a reasonable period of time after appointment to the Audit Committee, and at least one member of the Audit Committee shall have accounting or related financial management expertise as the Board of Trustees interprets such qualifications, in its business judgment. Notwithstanding the foregoing, the Board shall have the right to select a non-independent Audit Committee member, under exceptional and limited circumstances, if it determines that membership on the Audit Committee by such individual is required in the best interests of the Company and its shareholders. The Audit Committee shall elect a chairperson from its own membership.

I I.     STATEMENT OF POLICY.

The Audit Committee shall assist the Board of Trustees in fulfilling its responsibility relating to the Company's accounting, reporting practices, and the quality and integrity of its financial reports and other financial information (other than tax and similar returns and reports) provided by the Company to any governmental body or the public. The Audit Committee shall serve as an independent and objective party to monitor the Company's financial reporting process and internal control system. The Audit Committee shall endeavor to maintain free and open communication among the Board of Trustees, the independent auditors and the financial personnel and senior management of the Company. Consistent with these functions, the Audit Committee shall encourage continuous improvement of; and should foster adherence to the Company's financial and accounting policies, procedures and practices at all levels.

III.     MEETINGS.

The Audit Committee shall meet four times per year or more frequently as the circumstances require. As part of its job to foster open communication, the Audit Committee may ask members of management or others to attend meetings and provide pertinent information, as necessary. Meetings may be in person or by telephone conference call. Minutes of each meeting of the Audit Committee will be prepared.

IV.      RESPONSIBILITIES.

The Audit Committee's policies and procedures should remain flexible in order to best react to changing conditions and to help ensure that the Company's accounting and reporting practices accord with all requirements and are of the highest quality. In carrying out its responsibilities, the Audit Committee shall:

DOCUMENTS/REPORTS REVIEW

o Review this Charter periodically, at least annually, and propose changes to the Board of Trustees for its approval as conditions dictate.

o Review the financial statements and any reports contained in the annual report or other financial information (other than tax and similar returns and reports) submitted to any governmental body, or the public, including the Company's Form 10-Q's, with management, key financial personnel and the independent auditors to determine whether the independent auditors are satisfied with the disclosure and content of such documents. Any year-to-year changes in accounting principles or practices should be reviewed.
o Receive before each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

INDEPENDENT AUDITORS

o Review and recommend to the Board of Trustees the independent auditors to be selected to audit the financial statements, considering independence and effectiveness and review with the management of the Company fees and other compensation to be paid to the independent auditors.

o Review and discuss with the Board of Trustees, if necessary, any relationship between the independent auditor and the Company or any other relationships that may adversely affect the independence of the independent auditors.

o Ensure that the independent auditor submits, on a periodic basis, a formal written statement to the Audit Committee delineating all relationships between the independent auditor and the Company.

o Review performance of the independent auditors and when circumstances warrant approve any proposed discharge of the independent auditors or recommend a discharge of the independent auditors.

PROCESS

o Meet with the independent auditors and the financial management of the Company to review the scope of the audit proposed for the current year and the audit procedures to be utilized, and at its conclusion review the audit, including the comments or recommendations of the independent auditors.

o Review the internal audit function, including the independence and authority of its reporting obligations, the audit plans proposed for the coming year, and the coordination of such plans with the work of the independent auditors.

o Receive before each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

o Review with the independent auditors and the financial and accounting personnel out of the presence of management, the adequacy of the accounting and financial controls, and elicit any recommendations for improvement of particular areas where augmented controls are desirable. Review the adequacy of such internal controls to expose any activity that might be unethical or otherwise improper.

o Review any significant disagreement among management and the independent auditors or the internal accounting department in connection with the preparation of the financial statements.

o Consider and review with management of the Company, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, accounting personnel or management.

o Review with the independent auditors and management the adequacy of financial and accounting personnel and cooperation received from them during the course of the audit or quarterly review.

ETHICAL AND LEGAL COMPLIANCE

o Submit the minutes of its meetings to, or discuss the matters discussed at each committee meeting with, the Board of Trustees.

o Investigate any matter brought to its attention within the scope of its duties, with the power to retain professional advice for this purpose if, in its judgment, that is appropriate.

o Review with the Company's counsel, legal and regulatory matters that may have a material impact on the Company's financial statements, compliance policies and programs.

o Perform any other activities consistent with this Charter, the Company's Declaration of Trust and governing law, as the Audit Committee or the Board of Trustees deems necessary or appropriate.

o Comply with all reporting requirements of the Securities and Exchange Commission and any exchange on which the Company's securities are listed.